UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 5, 2026

Date of Report (Date of earliest event reported)

Lulu’s Fashion Lounge Holdings, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-41059	20-8442468
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

495 Ryan Avenue, Suite 125

Chico, California 95973

(Address of Principal Executive Offices) (Zip Code)

(530) 343-3545

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	LVLU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On August 5, 2026, Lulu’s Fashion Lounge Holdings, Inc. (the “Company”) received a notice (the “Nasdaq Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it had regained compliance with the Nasdaq continued listing requirements by satisfying the alternative market value of listed securities standard of at least $35 million, as set forth in Nasdaq Listing Rule 5550(b)(2) (the “MVLS Standard”).

The Company was previously notified on May 21, 2026, that it was not in compliance with the minimum of $2.5 million of stockholders’ equity required for continued listing on the Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(b)(1). At such time, the Company did not meet the alternative compliance standards of either market value of listed securities of $35 million or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years. On July 6, 2026, the Company submitted a compliance plan to the Nasdaq Listing Qualifications Staff to address its deficiency with the minimum amount of $2.5 million of stockholders’ equity. On July 31, 2026, the Company sent a letter advising the Nasdaq Listing Qualifications Staff that the Company now satisfies the alternative MVLS Standard. On August 5, 2026, the Company received the Nasdaq Notice notifying the Company that it had regained compliance with the Nasdaq continued listing requirements by satisfying the alternative MVLS Standard for ten consecutive business days from July 22, 2026 to August 4, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lulu’s Fashion Lounge Holdings, Inc.

Date:	August 6, 2026	By:	/s/ Crystal Landsem
Crystal Landsem
Chief Executive Officer